SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14c-5(d)(2))

                         WPCS International Incorporated
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which the transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                         WPCS INTERNATIONAL INCORPORATED
                            140 South Village Avenue
                            Exton, Pennsylvania 19341

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                            Exton, Pennsylvania
                                                            *, 2004

     This information statement has been mailed on or about *, 2004 to the stockholders of record on *, 2004 (the "Record Date") of WPCS International Incorporated, a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of November 12, 2004. The actions to be taken pursuant to the written consent shall be taken on or about *, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                            By Order of the Board of Directors,

                                            /s/ Andrew Hidalgo
                                            Chairman of the Board and Chief
                                            Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 12, 2004

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated November 12, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2005:

     1. To amend the Company's certificate of incorporation to effect a one-for-12 reverse stock split of the Company's common stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 75,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of November 12, 2004 have voted in favor of the foregoing proposals by resolution dated November 12, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2005.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Regulation 14C, and Section 228(e) of the Delaware General Corporation Law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of November 30, 2004, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and
o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from November 30, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of November 30, 2004 have been exercised and converted.

                                                      NUMBER OF
                                                        SHARES
NAME AND ADDRESS                                     BENEFICIALLY    PERCENTAGE
OF OWNER                        TITLE OF CLASS         OWNED(1)     OF CLASS (2)
--------------------------------------------------------------------------------

Andrew Hidalgo                  Common Stock        7,105,000 (3)         14.90%
140 South Village Avenue
Exton, PA 19341

Donald Walker                   Common Stock        1,216,645 (4)          2.64%
140 South Village Avenue
Exton, PA 19341

James Heinz                     Common Stock          714,286              1.56%
140 South Village Avenue
Exton, PA 19341

Joseph Heater                   Common Stock          620,000 (5)          1.33%
140 South Village Avenue
Exton, PA 19341

Norm Dumboff                    Common Stock          875,000 (6)          1.91%
140 South Village Avenue
Exton, PA 19341

Neil Hebenton                   Common Stock           50,000 (7)            *
140 South Village Avenue
Exton, PA 19341

Gary Walker                     Common Stock        1,130,759 (8)          2.46%
140 South Village Avenue
Exton, PA 19341

William Whitehead               Common Stock          108,000 (9)            *
140 South Village Avenue
Exton, PA 19341

All Officers and Directors      Common Stock       11,819,690 (10)        24.17%
As a Group (8 persons)

Barron Partners LP              Common Stock       12,848,150 (11)        24.58%
730 Fifth Avenue, 9th Floor
New York, NY 10019

Special Situations Private      Common Stock       12,500,000 (12)        23.99%
  Equity Fund, L.P.
153 E. 53rd Street, 55th Floor
New York, NY 10022

Special Situations Fund         Common Stock       17,500,000 (13)        32.05%
  III, L.P.
153 E. 53rd Street, 55th Floor
New York, NY 10022

SF Capital Partners Ltd.        Common Stock        5,000,000 (14)        10.34%
3600 South Lake Drive
St. Francis, WI 53235

Carrhae & Co.                   Common Stock        2,500,000 (15)        5.31%
150 E. Social Hall Avenue
4th Floor
Salt Lake City, UT 84111

*  Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 30, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based on 45,849,976 shares of common stock issued and outstanding.

(3) Includes 1,850,000 shares of common stock which may be acquired through the exercise of stock options.

(4) Includes 200,000 shares of common stock which may be acquired through the exercise of stock options.

(5) Includes 620,000 shares of common stock which may be acquired through the exercise of stock options.

(6) Includes 25,000 shares of common stock which may be acquired through the exercise of stock options.

(7) Includes 50,000 shares of common stock which may be acquired through the exercise of stock options.

(8) Includes 200,000 shares of common stock which may be acquired through the exercise of stock options.

(9) Includes 100,000 shares of common stock which may be acquired through the exercise of stock options.

(10) Includes 3,045,000 shares of common stock which may be acquired through the exercise of stock options.

(11) Includes 6,424,075 shares of common stock which may be acquired through the exercise of common stock purchase warrants.

(12) Includes 6,250,000 shares of common stock which may be acquired through the exercise of common stock purchase warrants.

(13) Includes 8,750,000 shares of common stock which may be acquired through the exercise of common stock purchase warrants.

(14) Includes 2,500,000 shares of common stock which may be acquired through the exercise of common stock purchase warrants.

(15) Includes 1,250,000 shares of common stock which may be acquired through the exercise of common stock purchase warrants.

AMENDMENT TO THE ARTICLES OF INCORPORATION

     On November 12, 2004, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to effect a one for twelve reverse stock split.

1 FOR 12 REVERSE STOCK SPLIT

     A majority of the Company's stockholders have approved a Reverse Stock Split pursuant to which each twelve currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The reason for the Reverse Stock Split is to increase the per share stock price in order to meeting one of the listing requirements for the NASDAQ SmallCap Market. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

     The one for twelve reverse Stock Split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 12 to 1. Accordingly, as a result of the Reverse Stock Split, the Company will have approximately 71,179,168 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. Currently, the Company has no current plans for the issuance of the shares of common stock for acquisitions or financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

     The Reverse Stock Split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the Reverse Stock Split results in any of the Company's shareholders owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of its common stock. The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 45,849,976 to approximately 3,820,832.

     In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options or warrants, 1/12 of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options or warrants. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options and warrants will be increased by a multiple of twelve.

     The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

          (i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

          (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

          (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

          (iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

          (v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFRENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

     1.   Annual Report on Form 10-KSB for the year ending April 30, 2004; and
     2.   Quarterly Report on Form 10-QSB for the quarter ending July 31, 2004.

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at 140 South Village Avenue, Exton, PA 19341, attn: Secretary.



                             By Order of the Board of Directors,

                              /s/ Andrew Hidalgo
                              ------------------
                              Andrew Hidalgo
                              Chairman of the Board and Chief Executive Officer

Exton, Pennsylvania
December 2, 2004

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WPCS INTERNATIONAL INCORPORATED

     The undersigned, being the Chief Executive Officer and Secretary of WPCS International Incorporated, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

          "ARTICLE 4: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors. The outstanding shares of Common Stock shall be reverse split on a one-for-twelve basis, effective as of the filing date of this Certificate of Amendment. The number of authorized, but unissued shares shall not be affected by the reverse stock split.

               The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

      Class             Par Value                          Authorized Shares
      -----             ---------                          -----------------
      Common              $0.0001                                 75,000,000
      Preferred           $0.0001                                  5,000,000
                                                           -----------------

                Totals:                                           80,000,000

     The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Andrew Hidalgo, its Chief Executive Officer and Secretary, this __th day of January, 2005.

                         WPCS INTERNATIONAL INCORPORATED


                       By:_______________________________
                          Andrew Hidalgo,
                          Chief Executive Officer and  Secretary